UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2010

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadow Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 737-1367
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2010, ParkerVision, Inc. (the “Company”) entered into a stock purchase agreement (“Stock Purchase Agreement”) with certain clients of a large institutional investment adviser (“Purchasers”) for the sale of an aggregate of 2,829,520 shares (“Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $0.42 per share.  The offering of the Shares is being made pursuant to the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-156571) that was declared effective on January 20, 2009.  A prospectus supplement describing the terms of the Offering was filed with the Securities and Exchange Commission on November 17, 2010.

The Stock Purchase Agreement contains customary representations and warranties of the Company and is subject to customary closing conditions.  In addition, the Company has agreed to indemnify the Purchasers for liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Stock Purchase Agreement or related documents or (b) any action instituted against a Purchaser by a third party (other than a third party who is affiliated with such Purchaser) arising from the offering, subject to certain exceptions.  The Company also granted to the Purchasers certain preemptive rights with respect to the Company’s Common Stock.  If, at any time during the 180 days following the closing of the sale of the Shares, the Company offers to sell Common Stock or rights to purchase Common Stock in a public or private offering for cash, each Purchaser shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such shares or rights are offered, the amount of such shares or rights required to enable such Purchaser to maintain its percentage ownership (measured immediately prior to such offering).  Percentage ownership is calculated as the aggregate number of shares held by the Purchaser as of the date of determination divided by the total number of shares outstanding as of such date.  Notwithstanding the foregoing, the Purchasers do not have preemptive rights in connection with the issuance by the Company of securities upon the exercise, conversion or exchange of any securities issued and outstanding as of November 16, 2010 or the issuance of securities by the Company pursuant to any employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan of the Company.

Upon closing, net proceeds from the sale of Shares, after deducting the estimated offering expenses, are expected to be approximately $1.14 million.  The Company anticipates that the Offering will close on November 19, 2010.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the form of Stock Purchase Agreement which is attached to this Current Report as Exhibit 10.1 and is incorporated by reference in this Item.

The Stock Purchase Agreement has been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 8.01.	Other Events.

On November 17, 2010, the Company issued a press release announcing that it had signed the Stock Purchase Agreement. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

5.1	Opinion of Graubard Miller.

10.1	Form of Stock Purchase Agreement between ParkerVision, Inc. and the Purchasers identified on the signature pages thereto.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2010
PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Graubard Miller.

10.1	Form of Stock Purchase Agreement between ParkerVision, Inc. and the Purchasers identified on the signature pages thereto.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press release.

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